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                                                                    EXHIBIT 99.2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into to be effective as of May 1, 2006, by and between Bob Evans Farms, Inc., a Delaware corporation (the "Company"), and Steven A. Davis (the "Executive").

         WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to provide protection for its valuable trade secrets and confidential information;

         WHEREAS, the Company desires to employ the Executive and the Executive is willing to render his services to the Company on the terms and conditions with respect to such employment hereinafter set forth; and

         WHEREAS, the Board of Directors of the Company (the "Board") and the Compensation Committee of the Board (the "Compensation Committee") have determined that it is in the best interests of the Company to secure the services and employment of the Executive, and the Executive is willing to render such services on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company as the Company's Chief Executive Officer upon the terms and conditions hereinafter set forth. The Company (through its Board) also agrees to appoint the Executive as a member of the Board to fill the currently vacant directorship and to recommend that the Company's stockholders elect the Executive as a member of the Board at the Company's next annual meeting of stockholders.

         2. EXCLUSIVE SERVICES. During the Term, the Executive agrees (a) to serve as the Company's Chief Executive Officer and to perform the services customarily performed by persons in similar executive capacities, (b) to discharge any other duties and responsibilities that the Board assigns, (c) if elected, to serve as an officer and/or director of any direct or indirect subsidiary of the Company, (d) to primarily perform his duties hereunder at the Company's principal business offices, as such may be located from time to time, unless otherwise agreed in writing between the Board and the Executive, (e) except for periods of absence because of illness, vacations of reasonable duration and any leaves of absence approved by the Board to (i) devote his full attention and energies to promoting the Company's business, (ii) fulfill the obligations described in this Agreement and (iii) exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties, and (f) in addition to the obligations described in Section 10, not to engage in any other business activity, whether or not for gain, profit or other pecuniary advantage, that does not involve promoting the Company's business. However, the Executive may serve as a director of entities that are not related to the Company if that service (i) does not violate any term or condition of this Agreement, (ii) does not injure the Company or any entity related to the Company, (iii) is not prohibited by law or by rules adopted by the Company, and
(iv) is approved in advance by the Board.

The restrictions described in this section will not be construed to prevent Executive from (a) investing his personal assets in (i) businesses that do not compete or do business with the



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Company and do not require Executive to perform any services connected with the operation or affairs of the businesses in which the investment is made or (ii) stocks or corporate securities described in Section 10 but subject to the limits described in that section, or (b) participating in, or serving as a trustee or director of, civic and charitable organizations or activities, but only if this activity does not interfere with the performance of his duties under this Agreement.

         3. DUTIES. The Executive shall perform the duties, undertake the responsibilities, and exercise the authority customarily performed, undertaken, and exercised by persons employed in a similar executive capacity. The Executive shall report to the Board.

         4. TERM. This Agreement shall have an initial term of three (3) years commencing as of May 1, 2006. This Agreement will automatically renew at the end of the initial term and at the end of each subsequent term, for a subsequent term of one (1) year unless either party gives written notice of non-renewal to the other at least sixty (60) days prior to the expiration of the then current term. Such notice may be given for any or no reason. This Agreement is subject to earlier termination as hereinafter provided. The initial term of this Agreement and any subsequent one-year extensions will be referred to as the "Term".

         5. COMPENSATION.

                  a. In recognition of the compensation, bonus, and equity lost or forfeited by Executive from his prior place of employment and to further induce Executive to enter into this Agreement, the Company agrees to provide Executive, within forty-five (45) days after he commences employment with the Company, the following:

                            i. A grant of ten thousand (10,000) shares of
Company common stock; and

                            ii. A grant of Twenty Thousand One Hundred Sixty-Six
(20,166) restricted shares of Company common stock, subject to the terms of a separate award agreement which will provide that such restricted shares will vest over three (3) years commencing on June 13, 2007 in equal amounts of Six Thousand Seven Hundred Twenty-Two (6,722) shares per year.

The foregoing grants to Executive reflect an assumed price per share of Company common stock of $30.00 per share. In the event the price per share of Company common stock on the grant date is greater or lesser than $30.00 per share, the number of shares granted to Executive will be appropriately adjusted to approximate the intended financial value to Executive as contemplated hereby.

                  b. As compensation for his services rendered under this Agreement, the Executive shall be entitled to receive the following:

                            i. BASE SALARY. The executive shall be paid a base
salary of $650,000 ("Base Salary") per year, payable in 26 equal bi-weekly installments during the term of this Agreement, prorated for any partial employment month. The Base Salary may be increased, but not decreased, by the Compensation Committee in its sole discretion.

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                            ii. ANNUAL CASH BONUS. The Executive shall be
eligible for an annual cash bonus ("Bonus") as may be determined and authorized in the sole discretion of the Compensation Committee based upon identified objective criteria. Some or all of the annual bonus to be paid pursuant to this subparagraph may, in the discretion of the Compensation Committee, be subject to performance-based criteria designed to comply with the incentive compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Executive's target bonus for fiscal year 2007 is 70% of his Base Salary.

                            iii. LONG TERM INCENTIVE PLAN. As may be determined
and authorized from time to time in the sole discretion of the Compensation Committee, and subject to the terms of a separate award agreement, the Executive shall be eligible to participate in the Company's Performance Incentive Plan and will have, for fiscal year 2007, a Targeted Equity Award ("TEA") of 250% of Executive's Base Salary through a combination of a guaranteed award of 25% of stock options and a performance-based targeted award of 75% of Restricted Stock Awards if certain identified earnings per share ("EPS") and other objective goals are reached. If the identified EPS and other goals are exceeded, the foregoing Restricted Stock Awards may be increased up to an additional 50%.

                            iv. STOCK OPTION GRANT. Subject to the terms of a
separate award agreement, the Executive shall be granted an option to purchase eighteen thousand (18,000) shares of the Company's common stock at the closing price of the Company's common shares on the date of the June 2006 meeting of the Compensation Committee (or, if later, the effective date of this Agreement), said option to vest over three (3) years commencing on June 13, 2007 in equal amounts of six thousand (6,000) shares per year.

         6. BENEFITS. In addition to the compensation to be paid to the Executive pursuant to Section 5 hereof, the Executive shall further be entitled to receive the following:

                  a. PARTICIPATION IN EMPLOYEE PLANS. In addition to the plans described in this Agreement, the Executive shall be entitled to participate in any health, disability, group term life insurance plan, any pension, retirement, or profit sharing plan, any executive bonus plan, or any other perquisites and fringe benefits that may be extended from time to the Company's next most senior executive officer.

                  b. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Executive shall be eligible to participate in the Company's Supplemental Executive Retirement Plan ("SERP") in accordance with the terms contained therein.

                  c. EXECUTIVE DEFERRAL PROGRAM. Executive shall be eligible to participate in the Company's Executive Deferral Program ("BEEDP"), which allows for deferrals up to 25% of Base Salary and 100% of Bonus, in accordance with the terms contained therein.

                  d. VACATION. The Executive shall be entitled to a minimum of four weeks vacation with full salary and benefits each year. Under current Company policy (which may be changed at the discretion of the Company) no cash or other payment will be due, however, for unused vacation and vacation may not be carried over from any calendar year to the next. Upon

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any termination of the Executive's employment, earned but unused vacation will be paid in accordance with the Company's policy then in effect.

                  e. EQUITY AWARDS. The Executive shall be entitled to equity-based compensation awards that may be extended from time to time at the level extended to the Company's next most senior executive officer, as approved by the Compensation Committee, subject to the terms and conditions of the respective equity-based compensation plans and award agreements and the provisions of this Agreement.

                  f. AUTOMOBILE. The Company shall provide the Executive with the use of an automobile or a monthly allowance (for the first year, in the amount of One Thousand Eight Hundred Forty-Six Dollars [$1846.00] per month) as approved by the Compensation Committee.

                  g. RELOCATION EXPENSES. Executive's relocation expenses shall be reimbursed in accordance with Company policy and shall include necessary and reasonable expenses related to house-hunting trips for Executive and his spouse, closing costs related to his purchase of, and moving Executive's household goods to, a residence in the Columbus, Ohio area, and up to three (3) months of temporary housing. The Company will also pay Executive a lump sum of Fifty Thousand Dollars ($50,000.00) to cover unitemized miscellaneous moving, relocation, and housing expenses. In addition, the Company agrees, at Executive's option, to purchase his residence in the Louisville, Kentucky area for a price to be determined on the basis of independent fair market appraisals.

                  h. ATTORNEYS' FEES. The Company agrees to reimburse Executive for his legal fees incurred in connection with the negotiation and documentation of this Agreement in an amount not to exceed $10,000.00.

         7. REIMBURSEMENT OF EXPENSES. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Executive on a monthly basis for reasonable business expenses necessarily incurred in the performance of his duties under this Agreement.

         8. CONFIDENTIALITY/TRADE SECRETS. The Executive acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the Term of this Agreement and thereafter, the Executive covenants and agrees as follows:

                  a. He shall use his best efforts and exercise reasonable diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

                  b. He shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment with the Company or by law; and

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                  c. He shall not use, directly or indirectly, for his own
benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

         All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, in whatever form, format or medium, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of his employment for any reason whatsoever or at any other time upon request of the Board, or, at the option of the Company, he may destroy all such material and certify such destruction in writing to the Company within ten (10) days following the termination of his employment or such request by the Company.

         9. DISCOVERIES. The Executive covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, designs, improvements, discoveries, and processes ("Discoveries") that he has now or may hereafter have during his employment with the Company and that pertain or relate to the business of the Company or to any experimental work, products, services, or processes of the Company in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall assist the Company, at any time during or after his employment, in obtaining patents and other intellectual property protection on all such Discoveries deemed patentable or otherwise protectable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others, all at the expense of the Company. If such assistance takes place after his employment is terminated, then the Executive shall be paid by the Company at an hourly rate determined based on fifty percent (50%) of his existing salary at the date of termination divided by 2500 for any time actually spent in rendering such assistance at the request of the Company.

         10. NON-COMPETITION. The Executive covenants and agrees that during the period of his employment and for additional periods after termination of employment as provided in Section 13, he shall not, without the prior written consent of the Board, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, member, manager or through any other kind of ownership (other than ownership of securities of publicly held corporations of which the Executive owns less than three percent 3% of any class of outstanding securities), affiliation, association, or in any other representative or individual capacity, engage in or render any services to any business in North America engaged in the family or casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company or any subsidiary of the Company may become involved after the date hereof and prior to the date of termination of Executive's employment. For purposes of this Agreement "family or casual dining restaurant industry" consists of "sit down table service" restaurants, irrespective of whether they serve alcoholic beverages, with a per guest average guest check within the United States of under $20.00 (adjusted upward each year to recognize Company menu price increases).

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         11. NONSOLICITATION. The Executive agrees that during the period of his employment, and for a period of two (2) years following the effective date of the termination of the Executive's employment for any reason, he will not, either directly or indirectly, for himself or for any third party, except as otherwise agreed to in writing by the Board, employ or hire any other person who is then employed by the Company, or solicit, induce, recruit, or cause any other person who is then employed by the Company to terminate his/her employment for the purpose of joining, associating, or becoming employed with any other business or activity.

         12. REMEDIES FOR BREACH OF COVENANTS OF THE EXECUTIVE.

                  a. The Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Sections 9, 10, and 11 are reasonable in content and scope and are given by the Executive for adequate consideration. The Company and the Executive further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority shall disagree with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise amend the foregoing covenants as reason dictates.

                  b. The covenants set forth in Section 9 of this Agreement shall continue to be binding upon the Executive notwithstanding the termination of his employment with the Company for any reason whatsoever, and the covenants set forth in Sections 10 and 11 of this Agreement shall continue to be binding upon the Executive as provided in Section 13. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Executive. The existence of any claim or cause of action by the Executive against the Company, unless predicated on this Agreement, shall not constitute a defense to the enforcement by the Company of any or all such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief and specific performance shall be available to prevent the breach or any threatened breach thereof.

         13. TERMINATION OF EMPLOYMENT. The Executive's employment with the Company may be terminated as follows:

                  a. DEATH OF EXECUTIVE. The Executive's employment hereunder will terminate upon his death and the Executive's beneficiary (as designated by the Executive in writing with the Company prior to his death) will be entitled to the following payments and benefits:

                           i. any Base Salary that is accrued but unpaid, the
value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed--all, as of the date of termination of employment; and

                           ii. any rights and benefits (if any) provided under
plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

         In the absence of a beneficiary designation by the Executive, or, if the Executive's

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designated beneficiary does not survive him, payments and benefits described in this subparagraph will be paid to the Executive's estate.

                  b. DISABILITY. The Executive's employment hereunder may be terminated by the Company in the event of his Disability upon not less than thirty (30) days prior written notice to Executive. For purposes of this Agreement, "Disability" means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. During any period that the Executive fails to perform his duties hereunder as a result of a Disability ("Disability Period"), the Executive will continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to this subparagraph; provided, however, that payments of Base Salary so made to the Executive will be reduced by the sum of the amounts, if any, that were payable to the Executive at or before the time of any such salary payment under any disability benefit plan or plans of the Company and that were not previously applied to reduce any payment of Base Salary. In the event that the Company elects to terminate the Executive's employment pursuant to this subparagraph, the provisions of Sections 11 and 12 shall survive and remain in force for twenty-four (24) months following the Executive's termination of employment, the provisions of Section 10 shall expire upon the Executive's termination of Employment and the Executive will be entitled to the following payments and benefits:

                            i. any Base Salary that is accrued but unpaid, the
value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed--all, as of the date of termination of employment; and

                            ii. any rights and benefits (if any) provided under
plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

                  c. TERMINATION OF EMPLOYMENT FOR CAUSE. The Company may terminate the Executive's employment at any time for "Cause" if such Cause is determined by the Board. For purposes of this Agreement, the following shall constitute "Cause":

                            i. The Executive is convicted of -- or pleads no
contest/nolo contendere to -- any felony or any other serious criminal offense;

                            ii. The Executive breaches any material provision of
this Agreement (other than as related to Sections 8, 9, 10 and 11 which is covered by Section 13(c)(iii) below), or habitually neglects to perform his duties under this Agreement (other than for reasons related to illness, injury or temporary disability or "Good Reason," as defined in paragraph (f) of this
Section 13) and such breach or neglect is not corrected in the Company's good faith belief within ten (10) business days after receipt of written notice from the Board; or

                            iii. The Executive breaches any provision of Section
8, 9, 10 or 11, and such breach is not corrected in the Company's good faith belief within five (5) business days after receipt of written notice from the Board;

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                            iv. The Company reasonably determines that Executive
has intentionally acted in material violation of any applicable local, state or federal law relating to discrimination or harassment;

                            v. The Executive engages in any inappropriate
relationship (romantic, sexual, or otherwise) with an employee, customer, or supplier of the Company, or misuses or abuses Company property and/or resources;

                            vi. The Executive violates any material Company
policy applicable to senior executives of the Company; or

                            vii. The Executive acts, without Board direction or
approval, in a manner that is materially injurious to the financial condition of the Company.

         In the event that the Company terminates the Executive's employment for Cause, the provisions of Sections 10, 11 and 12 shall survive and be in force for twenty-four (24) months and the Executive will be entitled to the following payments and benefits:

                                    A. any Base Salary that is accrued but
unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed--all, as of the date of termination of employment; and

                                    B. any rights and benefits (if any) provided
 under plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

                  d. TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment for any reason upon fourteen (14) days prior written notice to the Executive. If the Executive's employment is terminated by the Company for any reason other than the reasons set forth in paragraphs (a), (b) or (c) of this Section 13, the provisions of Sections 10, 11 and 12 shall survive and be in force for twenty-four (24) months and the Executive will be entitled to the following payments and benefits:

                            i. any Base Salary that is accrued but unpaid, the
value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed--all, as of the date of termination of employment;

                            ii. any rights and benefits (if any) provided under
plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs;

                            iii. any prior year earned, but unpaid bonus;

                            iv. continuation of the Executive's Base Salary in
effect on the date of his termination of employment for a period of twenty-four
(24) months; provided, that these

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payments will be made in separate, equal monthly payments over such twenty-four month period;

                            v. a pro-rated bonus for the then current fiscal
year as approved by the Compensation Committee; and

                            vi. the payment by the Company of premiums on behalf
of the Executive, for coverage substantially similar to that provided to the Executive and his dependents as of the date of termination under the Company's group health and medical policies, for so long as the Executive elects to continue such coverage, but for no longer than the twenty-four (24) month severance payment period.

                  e. VOLUNTARY TERMINATION BY EXECUTIVE. The Executive may resign and terminate his employment with the Company for any reason whatsoever upon not less than sixty (60) days prior written notice to the Company. In the event that the Executive terminates his employment voluntarily pursuant to this
Section 13(e), the provisions of Sections 10, 11 and 12 shall survive and be in force for twenty-four (24) months and the Executive will be entitled to the following payments and benefits:

                            i. any Base Salary that is accrued but unpaid, the
value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed--all, as of the date of termination of employment; and

                            ii. any rights and benefits (if any) provided under
plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

                  f. GOOD REASON TERMINATION. The Executive may resign and terminate his employment with the Company for "Good Reason." The Executive shall have "Good Reason" to effect a termination in the event that the Company (i) breaches its obligations to pay any salary, benefit or bonus due hereunder or,
(ii) requires the Executive to relocate more than 50 miles from the greater Columbus, Ohio area, or (iii) diminishes the functional responsibilities of the Executive in a substantial and negative manner; and in the event of any of (i),
(ii), or (iii), the Executive has given written notice to the Board as to the details of the basis for such Good Reason within thirty (30) days following the date on which the Executive alleges the event giving rise to such Good Reason occurred and the Company has failed to provide a reasonable cure within ten (10) business days after its receipt of such notice.

         In the event that the Executive terminates his employment for Good Reason pursuant to this Section 13(f), the provisions of Sections 10, 11 and 12 shall survive and be in force for twenty-four (24) months and the Executive will be entitled to the payments and benefits described in Section 13(d).

                  g. FAILURE TO EXTEND TERM OF AGREEMENT. If either party notifies the other that the Term of this Agreement will not be extended under the provisions of Section 4 hereof, the Executive's employment under this Agreement will terminate at the end of such Term. In the event that the Term expired due to the Executive's providing notice to the Company, the

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provisions of Sections 10, 11 and 12 shall survive and be in force for twenty-four (24) months following the Executive's termination of employment and the Executive will be entitled to the following payments and benefits:

                            i. any Base Salary that is accrued but unpaid, the
value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed -- all as of the date of termination of employment; and

                            ii. any rights and benefits (if any) provided under
plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

          In the event that the Term expired due to the Company's providing notice to the Executive, (A) the provisions of Sections 11 and 12 shall survive and be in force for twenty-four (24) months following the Executive's termination of employment and (B) the Executive may elect either (1) that the provisions of Section 10 shall expire upon the Executive's termination of employment, in which event the Company shall provide and the Executive shall receive only the payments and benefits listed above in (i) and (ii) of this
Section 13(g); or (2) that the provisions of Section 10 shall survive and be in force for a period up to twenty-four (24) months in which event the Company shall provide and the Executive shall receive (I) the payments and benefits listed above in (i) and (ii) of this Section 13(g), and (II) continuation of the Executive's Base Salary in effect on the date of his termination of employment for each month during which the Executive elects for the provisions of Section 10 to survive and be in force.

                  h. BENEFIT PLANS/OFFSET. In the event of any termination of the Executive, whether by the Executive or the Company and for any reason, participation by the Executive in all compensation and benefit plans of the Company will cease upon the effective termination date and all unvested bonuses, equity awards and other like items will immediately lapse, except as otherwise provided in applicable Company plans or hereunder. All amounts owed by the Executive to the Company for any reasons whatsoever will become immediately due and payable and the Company will have the right in its discretion to collect any or all such amounts by offset against any amounts due to the Executive from the Company whether or not under this Agreement. In addition, the severance payments hereunder are in lieu of and supercede any other severance or termination benefits to which the Executive might otherwise be entitled.

         14. TERMINATION AND CHANGE IN CONTROL AGREEMENT. On or about the effective date of this Agreement, Executive and the Company will enter a Change in Control Agreement substantially in a form of the comparable agreement provided to the Company's next most senior executive officer. However, if an event or a series of related events entitle the Executive to payments under both this Agreement and the Change in Control Agreement, the Executive will be entitled to the payments due under the Change in Control Agreement reduced by the amounts (if any) received under this Agreement before the payments become due under the Change in Control Agreement and no further payments will be due under this Agreement.

         15. ARBITRATION OF DISPUTES. Except for disputes and claims arising out of or relating to Sections 8 through 12, disputes or controversies arising out of or relating to this Agreement,

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including the basis on which the Executive is terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and non-appealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Company and the Executive. If the Executive and the Company fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in Columbus, Ohio. The Company will pay (or reimburse Executive) for arbitration filing fees, but Company and Executive will each bear its/his other fees and expenses incurred in connection with the arbitration proceedings unless otherwise awarded by the arbitrator[s].

         16. WAIVER OF STATUTES OF LIMITATIONS. Executive and Company agree that any claim or lawsuit relating to this Agreement or Executive's employment with the Company must be filed no more than six (6) months after the date of the action or conduct that is, or gives rise to, the subject of the claim or lawsuit.

         17. REPRESENTATION AND WARRANTY. Executive represents and warrants to the Company that no existing covenant, restriction, or other obligation restricts or limits in any way Executive's ability to enter into this Agreement and to perform his duties hereunder.

         18. NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

                  a.  If to the Company:

                           Bob Evans Farms, Inc.
                           3776 S. High Street
                           Columbus, Ohio  43207
                           Attn:  Chief Financial Officer

                  b.  If to the Executive:

                           Steven A. Davis
                           15201 Beckley Crossing Drive
                           Louisville, Kentucky 40245

Either party may change its address for notice by giving notice in accordance with the terms of this Section 18.

         19. GENERAL PROVISIONS.

                   a. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

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                   b. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

                   c. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                   d. BINDING EFFECT. This Agreement shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any person or entity that succeeds to the ownership or operation of the business in which the Executive is primarily employed by the Company.

                   e. WAIVER. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

                   f. TITLES. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

                   g. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                   h. TAXES. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Company to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Company may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.

                   i. COMPLIANCE WITH IRC SECTION 409A. The parties acknowledge that portions of this Agreement are or may be subject to Code Section 409A. The parties also acknowledge that their mutual intent is to avoid generating any penalties under Section 409A. To that end, the parties agree that (i) this Agreement will be administered in a manner that will avoid penalties under
Section 409A while adhering as closely as possible to the intent of this

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Agreement and (ii) within the period prescribed by the Internal Revenue Service for this purpose, they will work in good faith together to amend this Agreement (without any further consideration from or to either party) to ensure that its terms comply with Section 409A; provided that in the event that the parties cannot, as a matter of tax law, make changes to this Agreement that would avoid tax penalties under Section 409A, the Company shall pay to the Executive an income tax "gross up" payment such that the Executive will be made whole for any penalties the Executive would incur due to accelerated taxation and penalties.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

         THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE AND A WAIVER OF STATUTE OF LIMITATIONS PROVISION.



EXECUTIVE:                          BOB EVANS FARMS, INC.


/s/ Steven A. Davis                 By: /s/ Robert E.H. Rabold
-------------------------------         --------------------------------
Steven A. Davis                         Robert E.H. Rabold




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